EXHIBIT   77Q1 (E)
UBS RMA TAX-FREE FUND INC.
SUB-ADVISORY AND SUB-ADMINISTRATION CONTRACT
Contract made as of March 1, 2004, between UBS Financial Services Inc.
(UBS Financial Services), a Delaware corporation registered as a broker-dealer under the Securities Exchange Act of 1934, as amended
(1934 Act), and as an investment adviser under the Investment Advisers
Act of 1940, as amended (Advisers Act), and UBS Global Asset Management
(US) Inc. (UBS Global AM), a Delaware corporation registered as a broker-dealer under the 1934 Act and as an investment adviser under the
Advisers Act.
WHEREAS, UBS Financial Services has entered into an Investment Advisory and Administration Contract dated March 1, 1989 (Advisory Contract) with
UBS RMA Tax-Free Fund Inc. (Corporation), an open-end management investment company registered under the Investment Company Act of 1940, as amended
(1940 Act), which intends to offer for public sale distinct series of shares of common stock (Series), each corresponding to a distinct portfolio; and
WHEREAS, under the Advisory Contract UBS Financial Services has agreed to provide certain investment advisory and administrative services to the Series as now exist and as hereafter may be established; and WHEREAS, the Advisory
Contract authorizes UBS Financial Services to delegate certain of its duties as investment adviser and administrator under the Advisory Contract to a sub-adviser or sub-administrator; and WHEREAS, UBS Financial Services wishes to retain UBS Global AM as sub-adviser and sub-administrator to provide certain investment advisory and administrative services to UBS Financial
Services
and each Series, and UBS Global AM is willing to render such services as described herein upon the terms set forth below;
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, it is agreed between the parties as follows:
1.	Appointment.  UBS Financial Services hereby appoints UBS Global
AM as its sub-adviser and sub-administrator with respect to each Series, and UBS Global AM accepts such appointment and agrees that it will furnish the services set forth in paragraph 2 below.
2.	Services and Duties of UBS Global AM.
(a)	Subject to the supervision of the Board of Directors (Board)
	and UBS Financial Services, UBS Global AM will provide a continuous
	investment program for each Series including investment research
	and management with respect to all securities, investments and cash
	equivalents held in the portfolio of each Series.  UBS Global AM will
	determine from time to time what securities and other investments will
	be purchased, retained or sold by each Series.
(b)	UBS Global AM agrees that in placing orders with brokers and dealers,
	it will attempt to obtain the best net result in terms of price and
	execution; provided that, on behalf of any Series, UBS Global AM may,
	in its discretion, purchase and sell portfolio securities to and from
	brokers and dealers who provide the Series with research, analysis,
	advice and similar services, and UBS Global AM may pay to those brokers
	and dealers, in return for research and analysis, a higher commission
	or spread than may be charged by other brokers and dealers, subject to
	UBS Global AM determining in good faith that such commission or spread
	is reasonable in terms either of the particular transaction or of the
	overall responsibility of UBS Global AM to such Series and its other
	clients, and that the total commissions or spreads paid by such Series
	will be reasonable in relation to the benefits to such Series over
	the long term.  In no instance will portfolio securities be purchased
	from or sold to UBS Financial Services, UBS Global AM or any
	affiliated person thereof, except in accordance with the federal
	securities laws and the rules and regulations thereunder.
	Whenever UBS Global AM simultaneously places orders to purchase or
	sell the same security on behalf of a Series and one or more other
	accounts advised by UBS Global AM, such orders will be allocated as
	to price and amount among all such accounts in a manner believed to be
	equitable to each account.  The Corporation recognizes that in some
	cases this procedure may adversely affect the results obtained
	for a Series.
(c)	UBS Global AM will oversee the maintenance of all books and records
	with respect to the securities transactions of each Series and will
	furnish the Board with such periodic and special reports as UBS Financial
	Services or the Board reasonably may request.  In compliance with the
	requirements of Rule 31a-3 under the 1940 Act, UBS Global AM hereby
	agrees that all records which it maintains for the Corporation are the
	property of the Corporation, agrees to preserve for the periods
	prescribed by Rule 31a-2 under the 1940 Act any records which it
	maintains for the Corporation and which are required to be maintained
	by Rule 31a-1 under the 1940 Act, and further agrees to surrender
	promptly to the Corporation any records which it maintains for the
	Corporation upon request by the Corporation.
(d)	UBS Global AM will oversee the computation of the net asset value and net
	income of each Series as described in the currently effective registration
	statement of the Corporation under the Securities Act of 1933, as amended,
	and 1940 Act and any supplements thereto (Registration Statement) or as
	more frequently requested by UBS Financial Services or the Board.
(e)	UBS Global AM will assist in administering the affairs of the Corporation
	and each Series, subject to the supervision of the Board and UBS Financial
	Services, and further subject to the following understandings:
(i)	UBS Global AM will supervise all aspects of the operation of the Corporation
	and each Series except as hereinafter set forth; provided, however,
	that nothing herein contained shall be deemed to relieve or deprive the Board
	of its responsibility for and control of the conduct of affairs of the
	Corporation and each Series.
(ii)	UBS Global AM will provide the Corporation and each Series with such
	administrative and clerical personnel (including officers of the Corporation)
	as are reasonably deemed necessary or advisable by the Board and UBS Financial
	Services, and UBS Global AM will pay the salaries of all such personnel.
(iii)	UBS Global AM will provide the Corporation and each Series with such
	administrative and clerical services as are reasonably deemed necessary or
	advisable by the Board and UBS Financial Services, including the maintenance
	of certain of the books and records of the Corporation and each Series.
(iv)	UBS Global AM will arrange, but not pay for, the periodic preparation,
	updating, filing and dissemination (as applicable) of the Corporation's
	Registration Statement, proxy material, tax returns and reports to
	shareholders of each Series, the Securities and Exchange Commission and
	other appropriate federal or state regulatory authorities.
(v)	UBS Global AM will provide the Corporation and each Series with, or obtain
	for it, adequate office space and all necessary office equipment and services,
	including telephone service, heat, utilities, stationery supplies and
	similar items.
3.	Duties Retained by UBS Financial Services.  UBS Financial Services will
	continue to provide to the Board and each Series the services described in
	subparagraphs 3(e), (f) and (g) of the Advisory Contract.
4.	Further Duties.  In all matters relating to the performance of this Contract,
	UBS Global AM will act in conformity with the Articles of Incorporation,
	By-Laws and Registration Statement of the Corporation and with the instructions
	and directions of the Board and UBS Financial Services, and will comply with
	the requirements of the 1940 Act, the rules thereunder, and all other
	applicable
	federal and state laws and regulations.
5.	Services Not Exclusive.  The services furnished by UBS Global AM
	hereunder are not to be deemed to be exclusive, and UBS Global AM shall
	be free to furnish similar services to others so long as its services
	under this Contract are not impaired thereby.
	Nothing in this Contract shall limit or restrict the right
	of any director, officer or employee of UBS Global AM, who may also be a
	director, officer or employee of the Corporation, to engage in any other
	business or to devote his or her time and attention in part to the management
	or other aspects of any other business, whether of a similar nature or a
	dissimilar nature.
6.	Expenses.  During the term of this Contract, UBS Global AM will pay all
	expenses incurred by it in connection with its services under this Contract.
7.	Compensation.  For the services provided and expenses assumed by UBS
	Global AM pursuant to this Contract with respect to each Series,
	UBS Financial Services will pay to UBS Global AM a percentage of the fee received by UBS Financial services pursuant to the Advisory Contract
 	with respect to such Series, such percentage to be equal to, on an annual
 	basis, 0.08% of such Series average daily net assets, such compensation
	to be paid monthly.
8.	Limitation of Liability of UBS Global AM.  UBS Global AM will not be liable
	for any error of judgment or mistake of law or for any loss suffered by UBS
	Financial Services or the Corporation or the shareholders of any Series in
	connection with the performance of this Contract, except a loss resulting
	from willful misfeasance, bad faith or gross negligence on its part in the
	performance of its duties or from reckless disregard by it of its
	obligations or duties under this Contract.  Any person, even though also an
	officer,director, employee, or agent of UBS Global AM, who may be or
 	become an officer, director, employee or agent of the Corporation, shall
	be deemed,when rendering services to any Series or the Corporation or
	acting with respect to any business of such Series or the Corporation,
	to be rendering	such services to or acting solely for the Series or the
 	Corporation and not as an officer, director, employee, or agent or one under
	the control or direction of UBS Global AM even though paid by it.
9.	Duration and Termination.
(a)	This Contract will become effective upon the date hereabove written
	provided that, with respect to any Series, this Contract shall not take
	effect unless it has first been approved (i) by a vote of a majority of
	those directors of the Corporation who are not parties to this Contract
	or interested persons of any such party, cast in person at a meeting
	called for the purpose of voting on such approval, and (ii) by the Board
	or with respect to any given Series, by vote of	a majority of the
	outstanding voting securities of such Series.
(b)	Unless sooner terminated as provided herein, this Contract will continue
	in effect for two years from the above written date.  Thereafter, if
	not terminated,	this Contract will continue automatically for successive
	periods of 12 months each, provided that such continuance is specifically
	approved at least annually (i) by a vote of a majority of those directors
	of the Corporation who are not parties to this Contract or interested
 	persons of any such party, cast in person at a meeting called for the
	purpose of voting on such approval, and (ii) by the Board or, with
	respect to any given Series, by vote of a majority of the outstanding
	voting securities of such Series.
(c)	Notwithstanding the foregoing, with respect to any Series, this
	Contract may be	terminated by either party hereto at any time, without
	the payment of any penalty, on sixty days written notice to the other
	party; this Contract also may be terminated at any time, without the
	payment of any penalty, by vote of the Board or by vote of a majority
	of the outstanding voting securities of such Series on sixty days
	written notice to UBS Global AM and UBS Financial Services.
	Termination of this Contract with respect to any given Series
	shall in no way affect the continued validity of this Contract or the
	performance thereunder with respect to any other Series.  This
	Contract will automatically terminate in the event of its assignment
	and will automatically terminate upon termination of the Advisory
	Contract.
10.	Amendment of this Contract.  No provision of this Contract may be changed,
	waived, discharged or terminated orally, but only by an instrument in writing
	signed by the party against which enforcement of the change, waiver,
	discharge or termination is sought, and no amendment of this Contract as to any
	given Series shall be effective until approved by vote of a majority of such
	Series outstanding voting securities.
11.	Governing Law.  This Contract shall be construed in accordance with the
	laws of the State of Delaware and the 1940 Act.  To the extent that the
	applicable laws	of the State of Delaware conflict with the applicable
	provisions of the 1940
	Act, the latter shall control.
12.	Miscellaneous.  The captions in this Contract are included for
	convenience of reference only and in no way define or delimit any of the
	provisions hereof or otherwise affect their construction or effect.
	If any provision of this Contract shall be held or made invalid by a court
	decision, statute, rule or otherwise, the remainder of this Contract shall
	not be affected thereby. This Contract shall be binding upon and shall
	inure to the benefit of the parties hereto and their respective successors.
	As used in this Contract, the terms majority of the outstanding voting
     	securities, interested person and assignment shall have the same meaning
 	as such terms have in the 1940 Act.
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.
Attest:

/s/ Bruce A. Bursey
UBS Financial Services Inc.

By: /s/ Ron Safir
Name: Bruce A. Bursey
Title: EVP
Name: Ron Safir
Title:  Executive Vice President


Attest:

/s/ David M. Goldenberg
UBS Global Asset Management (US) Inc.

By: /s/ Paul Schubert
Name: David M. Goldenberg
Title: Executive Vice President
Name: Paul Schubert
Title: Executive Director